    As filed with the Securities and Exchange Commission on October 5, 1995
                             Registration Statement No. 33-
                                                           -------
                             and Post-Effective Amendment No. 1 to
                             Registration Statement No. 33-1333 and No. 33-10396
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                    ---------------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                    ---------------------------------------

                         COMMERCIAL FEDERAL CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Nebraska                                 47-0658852
   ----------------------------------         ------------------------------
     (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)                Identification No.)

                            2120 South 72nd Street
                             Omaha, Nebraska 68124
                                (402) 554-9200
        --------------------------------------------------------------
                    (Address of Principal Executive Office)

      Railroad Financial Corporation 1994 Stock Option and Incentive Plan
        Railroad Financial Corporation 1991 Directors' Stock Option Plan
      Railroad Financial Corporation 1986 Stock Option and Incentive Plan,
                        as amended, on February 22, 1991
                        --------------------------------
                           (Full title of the plans)
                       ----------------------------------

                           Gary R. Bronstein, Esquire
                           Howard S. Parris, Esquire
                       Housley Goldberg & Kantarian, P.C.
                        1220 19th Street N.W., Suite 700
                            Washington, D.C.  20036
--------------------------------------------------------------------------------
                    (Name and address of agent for service)

                                 (202) 822-9611
--------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

=================================================================================================
   Title of Each                       Proposed Maximum   Proposed Maximum    Amount of
Class of Securities  Amount to be       Offering Price   Aggregate Offering  Registration
  to be Registered    Registered           Per Share            Price             Fee
=================================================================================================
  Common Stock
  $.01 par value     62,239 Shares (1)        (2)         $756,978(2)         $261.03
-------------------------------------------------------------------------------------------------

   (1) Maximum number of shares of Commercial Federal Corporation (the "Company") Common Stock issuable upon exercise of options granted under the Railroad Financial Corporation ("Railroad") 1994 Stock Option and Incentive Plan (41,214 shares), the Railroad 1991 Directors' Stock Option Plan (15,347 shares) and the Railroad 1986 Stock Option and Incentive Plan, as amended (5,678 shares), based upon exchange ratio of one share of Railroad Common Stock equal to .6389 shares of Company Common Stock (the "Exchange Ratio") as specified in the Reorganization and Merger Agreement between the Company, Railroad and their respective Savings Bank subsidiaries, dated April 18, 1995.
   (2) Under Rules 457(f) and 457(h) the registration fee is based upon the price at which the options may be exercised, as adjusted pursuant to the Exchange Ratio, for (a) the Railroad 1994 Stock Option and Incentive Plan, 41,214 shares at $14.12 per share ($581,942 in the aggregate); (b) the Railroad 1991 Directors' Stock Option Plan, 15,347 shares at $7.28 per share ($111,726 in the aggregate); and (c) the Railroad 1986 Stock Option and Incentive Plan, as amended, 5,678 shares at $11.15 per share ($63,310 in the aggregate).

                                     PART I

                      INFORMATION REQUIRED IN THE SECTION
                                10(A) PROSPECTUS

   ITEM 1.  PLAN INFORMATION*
   ------

   ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*
   ------

         *This Registration Statement relates to the registration of an aggregate of 62,239 shares of Common Stock, $.01 par value per share, of Commercial Federal Corporation (the "Company") reserved for issuance and delivery under the Railroad Financial Corporation ("Railroad") 1994 Stock Option and Incentive Plan (the "1994 Plan"), the Railroad 1991 Directors' Stock Option Plan (the "Directors' Plan) and the Railroad 1986 Stock Option and Incentive Plan, as amended on February 22, 1991 (the "1986/1991 Plan"). Together, the 1994 Plan, the Directors' Plan and the 1986/1991 Plan are referred to herein as the "Plans." Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the 1994 Plan, Directors' Plan and the 1986/1991 Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

         The shares of Company Common Stock being registered would be issued by the Company pursuant to the exercise of stock options previously granted under the Plans according to the terms of the Plans, as applicable to a specific option, and pursuant to the Reorganization and Merger Agreement by and among the Company and its principal subsidiary, Commercial Federal Bank, a Federal Savings Bank (the "Bank"), and Railroad and its principal subsidiary, Railroad Savings Bank, fsb ("Railroad Savings"), pursuant to which Railroad, on October 2, 1995, merged into the Company (the "Merger") and each outstanding share of Railroad Common Stock was converted into .6389 shares of Company Common Stock, and pursuant to which each outstanding option for Railroad Common Stock will continue outstanding as an option to purchase the corresponding number of shares (rounded down to the nearest whole share) of Company Common Stock that would have been received in the Merger had the option been exercised in full for shares of Railroad Common Stock immediately prior to the Merger.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
   ------

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

         The following documents are incorporated by reference in this Registration Statement:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995 as filed with the Commission.

         (2) The Company's Current Reports on Form 8-K dated August 8, 1995 and August 18, 1995 as filed with the Commission.

         (3) The description of the Common Stock set forth in the Company's Registration Statements on Form 8-A dated July 17, 1995 and December 31, 1984 as filed with the Commission.

         (4) The description of the Company's Preferred Stock Purchase Rights set forth in the Company's Registration Statement on Form 8-A dated April 24, 1989 as filed with the Commission.

         ALL DOCUMENTS FILED BY THE COMPANY PURSUANT TO SECTIONS 13(A) OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 AFTER THE DATE HEREOF AND PRIOR TO THE TERMINATION OF THE OFFERING OF THE SHARES OF COMMON STOCK SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT HEREIN AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

   ITEM 4.  DESCRIPTION OF SECURITIES
   ------

            Not applicable, as the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934.

   ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
   ------

            Not Applicable.

   ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
   ------

         Indemnification of directors and officers of the Company is provided under Article VI of the Articles of Incorporation of the Company for judgments, fines, settlements, and expenses, including attorney fees incurred in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         At the Company's 1992 annual meeting of stockholders, the stockholders of the Company approved an amendment to the Company's Articles of Incorporation limiting the personal liability of outside directors for certain breaches of their fiduciary duties. As amended, Article VI of the Articles of Incorporation provides that an outside director shall not be personally liable to the Company or its stockholders for monetary damages for breach of his fiduciary duty as a director and authorizes the Company to indemnify such outside director against monetary damages for such breach to the full extent permitted by law. This provision applies to acts or omissions occurring after the effective date of the amendment, and does not
                                                                           ---
   limit liability for (i) any act or omission not in good faith which involves intentional misconduct or a knowing violation of law, (ii) any transaction from which the outside director derived an improper financial benefit, (iii) paying a dividend or approving a stock repurchase in violation of the Nebraska Business Corporation Act or (iv) any act or omission which violates a declaratory or injunctive order obtained by the Company or its stockholders. For purposes of Article VI, "outside director" is defined as any member of the Board of Directors who is not an officer or a person who may control the conduct of the Company through management agreements, voting trusts, directorships in related corporations or any other device or relationship.

         The Company has purchased director and officer liability insurance that insures directors and officers against certain liabilities in connection with the performance of their duties as directors and officers, including liabilities under the Securities Act of 1933, as amended, and provides for payment to the Company of costs incurred by it in indemnifying its directors and officers.

           Under Nebraska law, indemnification of directors and officers is
           ----------------------------------------------------------------
   provided for judgments, fines, settlements, and expenses, including
   -------------------------------------------------------------------
   attorney's fees, incurred in connection with any threatened, pending, or
   ------------------------------------------------------------------------
   completed action, suit, or proceeding.  This applies to any civil, criminal,
   ----------------------------------------------------------------------------
   investigative or administrative action provided that the director or officer
   ----------------------------------------------------------------------------
   involved acted in good faith, in a manner he reasonably believed to be in or
   ----------------------------------------------------------------------------
   not opposed to the best interests of the corporation and, with respect to any
   -----------------------------------------------------------------------------
   criminal action or proceeding, had no reasonable cause to believe his conduct
   -----------------------------------------------------------------------------
   was unlawful.
   ---------------

         Indemnification of directors and officers is also provided for judgments, fines, settlements, and expenses, including attorney's fees, incurred in connection with any threatened, pending, or completed action, or suit by or in the right of the corporation if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter in which such person is adjudged negligent in the conduct of his duties to the corporation unless the court in which the action is brought deems indemnity proper.

         The grant of indemnification to a director or officer shall be determined by a majority of a quorum of disinterested directors, by a written opinion from independent legal counsel, or by the shareholders.


   ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
   ------

           Not Applicable.

   ITEM 8.  EXHIBITS
   ------

         For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

   ITEM 9.  UNDERTAKINGS
   ------

         1.  The undersigned Registrant hereby undertakes:

             (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement --

               (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(i) and
          (a)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) If the Registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest Annual Report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
   Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

     4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Omaha, State of Nebraska, on October 2, 1995.

                                         COMMERCIAL FEDERAL CORPORATION


                                     By: /s/ William A. Fitzgerald
                                         -------------------------
                                         Chairman and Chief Executive Officer
                                         (Duly Authorized Representative)

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Signatures                   Title                               Date
   ----------                   -----                               ----

   /s/ Robert F. Krohn          Director                        October 2, 1995
   -------------------
   Robert F. Krohn


   /s/ William A. Fitzgerald    Chairman of the Board,          October 2, 1995
   -------------------------    Chief Executive Officer
   William A. Fitzgerald          and Director



   /s/ James A. Laphen          President, Chief Operating      October 2, 1995
   -------------------          Officer and Chief Financial
   James A. Laphen                Officer (Principal Financial
                                  Officer)



   /s/ Gary L. Matter           Senior Vice President,          October 2, 1995
   ------------------           Controller and Secretary
   Gary L. Matter                 (Principal Accounting
                                  Officer)



   /s/ Talton K. Anderson       Director                        October 2, 1995
   ----------------------
   Talton K. Anderson


                                Director                                 , 1995
   -----------------                                            ---------
   Charles M. Lillis


   /s/ Carl G. Mammel           Director                        October 2, 1995
   ------------------
   Carl G. Mammel


   /s/ Sharon G. Marvin         Director                        October 2, 1995
   --------------------
   Sharon G. Marvin


                                Director                                  , 1995
   ------------------                                           ----------
   Robert S. Milligan


   /s/ James P. O'Donnell       Director                        October 2, 1995
   ----------------------
   James P. O'Donnell


   /s/ Michael T. O'Neil        Director                        October 2, 1995
   ---------------------
   Michael T. O'Neil

                               INDEX TO EXHIBITS

                                                                                Sequential
   Exhibit      Description                                                     Page Number
   -------      -----------                                                     -----------
     2.1        Reorganization and Merger Agreement by and among Commercial
                Federal Corporation and Commercial Federal Bank, a Federal
                Savings Bank, and Railroad Financial Corporation and Railroad
                Savings Bank, fsb, dated as of April 18, 1995. (1)

     4.1        Railroad Financial Corporation 1994 Stock Option and Incentive
                Plan, as amended February 22, 1991 and related forms of Stock
                Option Agreement entered into with Participants for Stock
                Options Granted under the Plan.

     4.2 Railroad Financial Corporation Directors' Stock Option Plan and related forms of Stock Option Agreement entered into with Participants for Stock Options granted under the Plan

     4.3        Railroad Financial Corporation 1986 Stock Option and Incentive
                Plan, as amended on February 22, 1991, and related forms of Stock Option Agreement entered into with Participants for Stock
                Options granted under the Plan.

     5.1 Opinion of Housley Goldberg & Kantarian, P.C. as to the validity of the Common Stock being registered.

    23.1 Consent of Housley Goldberg & Kantarian, P.C. (appears in their opinion filed as Exhibit 5.1).

    23.2        Consent of Independent Auditors.

--------------------
   (1) Incorporated by reference to the Form S-4 of Commercial Federal Corporation (File No. 33-60589) filed with the Commission on June 26, 1995.